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                                                                    EXHIBIT 10.1

                          EXECUTIVE SERVICES AGREEMENT


                  THIS EXECUTIVE SERVICES AGREEMENT ("Agreement") is entered into as of June 23, 1997, between OMEGA ENVIRONMENTAL, INC. ("Company"), a Delaware corporation, having its principal place of business at 19805 North Creek Parkway, Bothell, Washington 98041, and STANFORD SPRINGEL ("Executive"), whose address is 110 Edinburgh Circle, Danville, California 94528.

                                    AGREEMENT

                  In consideration of the premises and the mutual covenants herein contained and other good and valuable consideration, receipt of which each of the parties hereto acknowledges, it is hereby agreed as follows:

         1.       Services.

                  1.1 Services. The Company hereby contracts with Executive, and Executive hereby agrees to perform management services for the Company in the capacity of President and Chief Executive Officer for the period beginning on the date of this Agreement and ending on the earlier of (i) December 31, 1997, or (ii) earlier termination of the Agreement.

                  1.2 Reporting and Termination. Executive shall report solely to the Board of Directors of the Company and shall comply with the policy direction set by said Board. Either party may terminate this Agreement, with or without cause, at any time, which termination shall be effective thirty days from written notice to the other party. Notwithstanding any other provision of this Agreement to the contrary, failure by the Company to make payments provided for in Section 1.3 shall be deemed a termination by the Company. Executive shall devote full time and attention to the performance of the services to be rendered to the Company hereunder.

                  1.3 Compensation. During the term of this Agreement, the Company shall pay Executive for the services to be rendered hereunder at the rate of $35,000.00 monthly immediately upon Executive's submission of an invoice containing appropriate supporting documentation. The Company shall also pay Executive's reasonable expenses for travel, meals and lodging while traveling to Seattle or on Company business. Executive shall be paid a retainer against monthly invoicing of $35,000.00 and a $5,000.00 expense advance, payable upon execution of this Agreement. In the event the Company or Executive terminates this Agreement, Executive shall return any unused portion of the retainer or advance paid hereunder after satisfaction of all outstanding invoices. Additionally, the parties agree at a subsequent date to discuss providing the Executive with the potential of earning a bonus or success fee for the achievement of to be defined performance criteria.


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         2. Independent Contractor. In performing services under this Agreement,
Executive shall at all times act as and be an independent contractor (and not an employee of the Company) and, except as provided in Section 1.3 above, Executive shall be solely liable for all his expenses and labor in connection therewith. Executive agrees to take or forbear from taking all such action as may be necessary or appropriate to establish and maintain his status as an independent contractor. The Company and Executive agree that the Company is not required to deduct from Executive's compensation any withholding, social security or other taxes.

         3. Confidential Information.

            3.1 Acknowledgment. Executive acknowledges that, during the course of rendering the services to the Company hereunder, he may acquire Proprietary information and Trade Secrets of the Company (as hereinafter defined). For purposes of this Agreement:

                a. "Proprietary Information" shall mean all unpublished
            materials and information created, discovered, owned, controlled or otherwise known by the Company and/or in which property rights have been assigned or otherwise conveyed to the Company, which information has commercial or economic value. "Proprietary Information" includes, without limitation, Trade Secrets (as hereinafter defined), confidential information, data or other information of the Company relating to products, processes, designs, software programs, formulas, test procedures and results, improvements, inventions or techniques, customer lists, business plans, business affairs, marketing plans and strategies, and pricing strategies or other subject matter pertaining to any business of the Company.

                The term "Proprietary Information" shall not include any
            information which:

                    (i) is or becomes generally known or available through no
                act or failure on the part of Executive;

                    (ii) is known by Executive at the time of receipt of such
                information, as demonstrated by written documentation bearing a date prior to the date of receipt of such information, where the source of such information legally obtained such information and the right to disclose it to Executive;

                    (iii) is hereafter furnished to Executive by a third party without restriction on disclosure, where such third party legally obtained such information and the right to disclose it to Executive;

                    (iv) is developed by Executive independently of any
                obligation to the Company and without violation of any rights which the Company may have in such information.

                b. "Trade Secrets" shall mean the whole or any portion or phase of any business, scientific or technical information, design, process, procedure, formula


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            or improvement which is secret and not generally available to the public, which Company considers confidential, and which gives the one who uses it an advantage over competitors who do not know of or use the Trade Secret. The term "Trade Secret" may include, without limitation, information relating to any computer program listings, source code or object code, computer (hardware or software) design or architecture, or other information relating to processes, programs, or products now existing or currently under design or development.

            3.2 Nondisclosure and Nonuse. The Executive agrees that he shall not, directly or indirectly, either use or disclose to any third person any Proprietary Information or Trade Secrets of the Company except as may be necessary in the course of performing the services under this Agreement, in which case the Executive will take reasonable steps to protect the confidentiality of such information. The prohibitions contained in this paragraph shall survive the termination of this Agreement.

         4. Indemnification. The Company hereby agrees to indemnify and hold harmless Executive, to the fullest extent allowed by law, from and against all claims, demands and causes of action (including, without limitation, attorney fees, court costs and other liabilities) in any way arising out of or in connection with the services rendered to the Company by Executive under this Agreement; provided, however, nothing in this Section shall impose on Company the obligation to indemnify Executive with respect to any damages resulting solely from Executive's intentional tort, criminal act, breach of fiduciary duty, or act of gross negligence. The parties acknowledge that liability insurance coverage for Executive is a key issue for Executive and that Executive may terminate his services hereunder if coverage is not available. Therefore, the Company will use its best efforts to provide coverage for Executive under the Company's directors and officers liability insurance and other applicable insurance programs. Executive shall not be responsible for any action of the Board of Directors of the Company in following or declining to follow his advice or recommendations.

         5. General Provisions.

            5.1 No Waiver. No provision of this Agreement shall be deemed to have been waived unless such waiver is in writing signed by the waiving party. No failure by any party to insist upon the strict performance of any provision of this Agreement, or to exercise any right or remedy consequent upon a breach thereof, shall constitute a waiver of any such breach, of such provision or of any other provision. No waiver of any provision of this Agreement shall be deemed a waiver of any other provision of this Agreement or a waiver of such provision with respect to any subsequent breach, unless expressly provided in writing.

            5.2 Notices. All notices required or permitted to be given under this Agreement shall be in writing.

            5.3 Integration; Amendment. This Agreement constitutes the entire agreement of the parties relating to the subject matter hereof. There are no promises, terms, conditions,


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obligations, or warranties other than those contained in this Agreement. This
Agreement supersedes all prior communications, representations, or agreements, verbal or written, among the parties relating to the subject matter hereof. This Agreement may not be amended except in a writing executed by the parties.

            5.4 Severability. Any provision of this Agreement that is deemed invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability, without rendering invalid or unenforceable the remaining provisions of this Agreement.

            5.5 Assignment. No party may assign, sell, subcontract, delegate or otherwise transfer its rights or obligations under this Agreement without the prior written consent of the other party, and any attempted assignment or delegation shall be void and without effect.

            5.6 Governing Law, Service or Process and Venue. The parties hereto intend that this Agreement shall be governed by and construed in accordance with the laws of the State of Washington.

            5.7 Attorney Fees and Court Costs. If any suit or action arising out of or related to this Agreement is brought by any party, the prevailing party or parties shall be entitled to recover the costs and fees (including without limitation reasonable attorney fees), incurred by such party or parties in such suit or action, including without limitation any post-trial or appellate proceeding.

            5.8 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute an agreement binding on all the parties, notwithstanding that all parties are not signatories to the same counterpart.

            5.9 Survival. All rights and obligations shall cease upon termination of this Agreement, except for the rights and obligations set forth in or arising out of Sections 3, 4 and 5, which shall survive the termination of this Agreement.



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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                                           OMEGA ENVIRONMENTAL, INC.


                                           By: /s/ Edward J. O' Sullivan
                                              ---------------------------------
                                           Name:  Edward J. O'Sullivan
                                           Title:  Chairman

                                           EXECUTIVE


                                           /s/ Stanford Springel
                                           ------------------------------------
                                           Stanford Springel



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